Exhibit (d)(1)(viii)


                                       AMENDMENT NO. 2
                                              TO
                                   THE AMENDED AND RESTATED
                               INVESTMENT MANAGEMENT AGREEMENT


        AMENDMENT  NO.  2 to the  Amended  and  Restated  Investment  Management
Agreement ("Amendment No. 2"), dated as of September 1, 2001, between EQ Advisors Trust, a Delaware business trust (the "Trust") and the Equitable Life Assurance Society of the United States, a New York stock life insurance company ("Equitable" or "Manager").

        The Trust and Equitable agree to modify and amend the Amended and Restated Investment Management Agreement dated as of May 1, 2000 ("Original Agreement") as follows:

        1. NEW PORTFOLIO. The Trust hereby appoints Equitable as the investment manager of the EQ/Marsico Focus Portfolio ("New Portfolio") on the terms and conditions contained in the Agreement.

        2.     DURATION OF AGREEMENT.

               (a) With respect to each Portfolio specified in Appendix A to the Original Agreement, the Agreement continued in effect until May 1, 2001 and thereafter pursuant to subsection
                      (d) below.

               (b) With respect to each Portfolio specified in Amendment No. 1, the Agreement will continue in effect until September 1, 2002 and may be continued thereafter pursuant to subsection (d) below.

               (c) With respect to each Portfolio specified in Amendment No. 2, the Agreement will continue in effect until August 31, 2003 and may be continued thereafter pursuant to subsection (d) below.

               (d) With respect to each Portfolio, this Agreement shall continue in effect annually after the date specified in subsection (a), (b) or (c), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

        3. APPENDIX A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which Equitable is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

        4. APPENDIX B. Appendix B to the Agreement, setting forth the fees payable to Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.


        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.




        EQ ADVISORS TRUST                   EQUITABLE LIFE ASSURANCE SOCIETY
                                            OF THE UNITED STATES




        By:   /s/ Peter D. Noris            By:   /s/ Brian S. O'Neil
              -------------------------           ---------------------------
              Peter D. Noris                      Brian S. O'Neil
              President and Trustee               Executive Vice President

                                         APPENDIX A

                                       AMENDMENT NO. 2
                                            TO THE
                                     AMENDED AND RESTATED
                               INVESTMENT MANAGEMENT AGREEMENT

                                         PORTFOLIOS*

PORTFOLIOS IN ORIGINAL AGREEMENT:

EQ/Alliance Global Portfolio
EQ/Alliance International Portfolio
Alliance Conservative Investors Portfolio**
EQ/Alliance Common Stock Portfolio
EQ/Alliance Growth and Income Portfolio
EQ/Alliance Growth Investors Portfolio
EQ/Alliance High Yield Portfolio
EQ/Alliance Intermediate Government Securities Portfolio
EQ/Alliance Money Market Portfolio
EQ/Aggressive Stock Portfolio
   (fka Alliance Aggressive Stock Portfolio)
EQ/Alliance Premier Growth Portfolio
EQ/Alliance Technology Portfolio
EQ/Alliance Quality Bond Portfolio
EQ/Alliance Small Cap Growth Portfolio
EQ/Balanced Portfolio
   (fka Alliance Balanced Portfolio)
EQ/Bernstein Diversified Value Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian International Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Capital Guardian U.S. Equity Portfolio
Evergreen Foundation Portfolio**
EQ/Evergreen Omega Portfolio
   (fka Evergreen Portfolio)
EQ/Equity 500 Index Portfolio
   (fka Alliance Equity Index Portfolio)
EQ/FI Small/Mid Cap Value Portfolio
   (fka Warburg Pincus Small Co. Value Portfolio)
EQ/International Equity Index Portfolio
   (fka BT International Equity Index Portfolio)
EQ/J.P. Morgan Core Bond Portfolio
   (fka JPM Core Bond Portfolio)
Lazard Large Cap Value Portfolio**
EQ/Lazard Small Cap Value Portfolio
EQ/Mercury Basic Value Equity Portfolio
   (fka Merrill Lynch Basic Value Equity Portfolio)
Mercury World Strategy Portfolio**
   (fka Merrill Lynch World Strategy Portfolio)
EQ/MFS Investors Trust Portfolio
   (fka MFS Growth with  Income  Portfolio)
EQ/MFS  Emerging  Growth  Companies Portfolio
EQ/MFS Research  Portfolio
EQ/Morgan  Stanley Emerging Markets Equity Portfolio
EQ/Putnam  Balanced  Portfolio**

EQ/Putnam  Growth  &  Income  Value Portfolio
EQ/Putnam  International  Equity Portfolio
EQ/Putnam Investors Growth Portfolio
EQ/Small Company Index Portfolio
   (fka BT Small Company Index Portfolio)
T. Rowe Price Equity Income Portfolio**
EQ/T. Rowe Price International Stock Portfolio

PORTFOLIOS IN AMENDMENT NO. 1:

EQ/AXP New Dimensions Portfolio
EQ/AXP Strategy Aggressive Portfolio
EQ/FI Mid Cap Portfolio
EQ/Janus Large Cap Growth Portfolio


PORTFOLIO IN AMENDMENT NO. 2:

EQ/Marsico Focus Portfolio




* Effective May 18, 2001, all Portfolio names will be changed to include "EQ/". ** Indicates the Portfolio is no longer included in EQ Advisors Trust.

                                   APPENDIX B
                                 AMENDMENT NO. 2
                           TO THE AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS) (FEE ON ALL ASSETS)
--------------------------------------------------------------------------------
INDEX PORTFOLIOS
-------------------------------- -----------------------------------------------
EQ/Equity 500 Index                  0.250%
-------------------------------- -----------------------------------------------
EQ/International Equity Index        0.350%
-------------------------------- -----------------------------------------------
EQ/Small Company Index               0.250%

--------------------------------------------------------------------------------

                                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
-------------------------------------------------------------------------------------------------------
                                           FIRST         NEXT         NEXT         NEXT
DEBT PORTFOLIOS                         $750 MILLION  $750 MILLION $1 BILLION   $2.5 BILLION THEREAFTER
--------------------------------------- ------------- ------------ ------------ ------------ ----------
EQ/Alliance High Yield                     0.600%       0.575%       0.550%       0.530%      0.520%
--------------------------------------- ------------- ------------ ------------ ------------ ----------
EQ/Alliance Intermediate Government        0.500%       0.475%       0.450%       0.430%      0.420%
Securities
--------------------------------------- ------------- ------------ ------------ ------------ ----------
EQ/Alliance Money Market                   0.350%       0.325%       0.300%       0.280%      0.270%
--------------------------------------- ------------- ------------ ------------ ------------ ----------
EQ/Alliance Quality Bond                   0.525%       0.500%       0.475%       0.455%      0.445%
--------------------------------------- ------------- ------------ ------------ ------------ ----------
EQ/J.P. Morgan Core Bond                   0.450%       0.425%       0.400%       0.380%      0.370%
--------------------------------------- ------------- ------------ ------------ ------------ ----------

                                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------------------------------------- ------------- ------------ ------------ ------------- -----------

                                         FIRST         NEXT         NEXT          NEXT      THEREAFTER
EQUITY PORTFOLIOS                      $1 BILLION   $1 BILLION   $3 BILLION    $5 BILLION
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Alliance Common Stock                 0.550%       0.500%       0.475%        0.450%       0.425%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Alliance Global                       0.750%       0.700%       0.675%        0.650%       0.625%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Alliance Growth and Income            0.600%       0.550%       0.525%        0.500%       0.475%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Alliance Growth Investors             0.600%       0.550%       0.525%        0.500%       0.475%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Alliance International                0.850%       0.800%       0.775%        0.750%       0.725%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Alliance Premier Growth               0.900%       0.850%       0.825%        0.800%       0.775%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Alliance Small Cap Growth             0.750%       0.700%       0.675%        0.650%       0.625%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Alliance Technology                   0.900%       0.850%       0.825%        0.800%       0.775%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Aggressive Stock                      0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/AXP New Dimensions                    0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/AXP Strategy Aggressive               0.700%       0.650%       0.625%        0.600%       0.575%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Balanced                              0.600%       0.550%       0.525%        0.500%       0.475%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Bernstein Diversified Value           0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Calvert Socially Responsible          0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Capital Guardian International        0.850%       0.800%       0.775%        0.750%       0.725%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Capital Guardian Research             0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Capital Guardian U.S. Equity          0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Evergreen Omega                       0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/FI Small/Mid Cap Value                0.750%       0.700%       0.675%        0.650%       0.625%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/FI Mid Cap                            0.700%       0.650%       0.625%        0.600%       0.575%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Janus Large Cap Growth                0.900%       0.850%       0.825%        0.800%       0.775%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Lazard Small Cap Value                0.750%       0.700%       0.675%        0.650%       0.625%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Marsico Focus                         0.900%       0.850%       0.825%        0.800%       0.775%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Mercury Basic Value Equity            0.600%       0.550%       0.525%        0.500%       0.475%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/MFS Emerging Growth Companies         0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/MFS Investors Trust                   0.600%       0.550%       0.525%        0.500%       0.475%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/MFS Research                          0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Morgan Stanley Emerging Markets       1.150%       1.100%       1.075%        1.050%       1.025%
Equity
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Putnam Growth & Income Value          0.600%       0.550%       .0525%        0.500%       0.475%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Putnam International Equity           0.850%       0.800%       0.775%        0.750%       0.725%
------------------------------------- ------------- ------------ ------------ ------------- -----------

-------------------------------------------------------------------------------------------------------
                                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
-------------------------------------------------------------------------------------------------------

                                         FIRST         NEXT         NEXT          NEXT      THEREAFTER
EQUITY PORTFOLIOS                      $1 BILLION   $1 BILLION   $3 BILLION    $5 BILLION
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/Putnam Investors Growth               0.650%       0.600%       0.575%        0.550%       0.525%
------------------------------------- ------------- ------------ ------------ ------------- -----------
EQ/T. Rowe Price International Stock     0.850%       0.800%       0.775%        0.750%       0.725%
------------------------------------- ------------- ------------ ------------ ------------- -----------